SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. )


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                         Human Pheromone Sciences, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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      calculated and state how it was determined):

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      paid  previously.  Identify the previous filing by registration  statement number, or the Form or Schedule and the date of its filing.

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

                         HUMAN PHEROMONE SCIENCES, INC.

                    Notice of Annual Meeting of Shareholders
                           to be held August 27, 2002

                      ------------------------------------

To the Shareholders of Human Pheromone Sciences, Inc.:

         The annual meeting of shareholders (the "Annual Meeting") of Human Pheromone Sciences, Inc. (the "Company" or "HPS") will be held at the offices of Heller Ehrman White & Mc Auliffe LLP, 275 Middlefield Road, Menlo Park, California, on August 27, 2002, at 10:00 am local time, for the following purposes:

         (1)      To elect five  Directors  to hold office until the next Annual
                  Meeting;

         (2) To approve an amendment to the Amended and Restated Articles of Incorporation amending the original issue price and the conversion price of Series BB Preferred Stock of the Company;

         (3) To act upon such other business as may properly come before the meeting.

         These items of business are more fully described in the Proxy Statement accompanying this notice.

         Only shareholders of record at the close of business on July 1, 2002, are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof.

         All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has returned a proxy.


                       BY ORDER OF THE BOARD OF DIRECTORS


                           Julian N. Stern, Secretary


San Jose, California
July 8, 2002


================================================================================

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

================================================================================

                         HUMAN PHEROMONE SCIENCES, INC.
                      84 West Santa Clara Street, Suite 720
                           San Jose, California 95113
                            Telephone: (408) 938-3030

                          -----------------------------
                                 PROXY STATEMENT
                          -----------------------------

INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Human Pheromone Sciences, Inc., a California corporation (the "Company"). The proxy is solicited for use at the annual meeting of shareholders (the "Annual Meeting") to be held at 10:00 a.m. local time on August 27, 2002, at the offices of Heller Ehrman White & McAuliffe LLP, 275 Middlefield Road, Menlo Park, California. The approximate date on which this proxy statement and accompanying notice and proxy are being mailed to shareholders is July 12, 2002.

Record Date and Shares Outstanding

         Only shareholders of record at the close of business on July 1, 2002, are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 3,429,839 shares of Common Stock, 1,433,333 shares of Series AA Preferred Stock (which are entitled to 621,063 votes) and 17,448 shares of Series BB Preferred Stock (which are entitled to 744,449 votes). Holders of a majority of the outstanding shares of common and the outstanding shares of preferred stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

         Any shareholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

Voting and Solicitation

         On all matters that come before the Annual Meeting, holders of the Series AA Preferred Stock are entitled to 1/3 of a vote for each share of Series AA Preferred Stock held and holders of the Series BB Preferred Stock are entitled to 42 votes for each share of Series BB Preferred Stock held; all other shareholders are entitled to one vote for each share held. In the election of Directors, the holders of Series AA Preferred Stock are entitled to elect one director, and the holders of Series BB Preferred Stock and Common Stock voting together as a single class elect the remaining four directors. Mr. Kaufman has been nominated for election by the holders of the Series AA Preferred Stock, and the other four nominees have been nominated for election by holders of Common Stock and Series BB Preferred Stock.

         A shareholder has the right to request cumulative voting for the election of directors by giving notice of such shareholder's intention to cumulate votes at the meeting prior to the voting. Cumulative voting allows a shareholder to cast that number of votes which equals the number of directors to be elected by such shareholder multiplied by the number of votes the Shares held by such shareholder are entitled to and to distribute those votes among the nominees as the shareholder may choose. However, no shareholder shall be entitled to vote for more than one candidate to be elected by the Series AA Preferred Stock or more than four candidates to be elected by holders of Common Stock and Series BB Preferred Stock, and votes may not be cast in favor of a candidate unless the candidate's name has been placed in nomination prior to the voting. In the election of Directors, the candidate receiving the highest number of affirmative votes of the Series AA Preferred Stock and the four other candidates receiving the highest number of affirmative votes of the Series BB Preferred Stock and the Common Stock represented and voting at the Annual Meeting will be elected directors.

         Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting. Generally, abstentions are counted as votes against a proposal for purpose of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for such purpose. However, since Proposal 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock, Series AA Preferred Stock and Series BB Preferred Stock, voting separately, a broker non-vote will have the effect of a vote against Proposal 2.

         The Company will bear the entire cost of solicitation, including preparation, assembling and mailing this proxy statement, the proxies and any additional material which may be furnished to shareholders. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock. The original solicitation of proxies by mail may be supplemented by telephone, telegram and/or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for such services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (including shares of Series AA and Series BB Preferred Stock, on an as-converted to Common Stock basis) as of May 31, 2002 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's executive officers named in the Summary Compensation Table;
(iii) each of the Company's directors; and (iv) by all directors and executive officers as a group. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 31, 2002 (see notes (1) and (6) for exceptions) are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of beneficial ownership is based on 3,429,839 shares of Common Stock outstanding as of May 31, 2002. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them:

       Directors, Nominees, Officers And 5% Stockholders            Shares Beneficially Owned        Percent Of Class
       -------------------------------------------------            -------------------------        ----------------

   William P. Horgan(1)                                                     159,063                        4.5%

   Bernard I. Grosser, M.D.(2)                                              138,849                        4.0

   Helen C. Leong(3)                                                        109,985                        3.2


   Michael D. Kaufman(4)                                                  1,713,010                       35.4

   Robert Marx(5)                                                            98,018                        2.8

   All executive officers and directors as a group                        2,218,925                       43.5
   (5 persons)(6)

         --------------------

(1) Includes 151,330 shares issuable on exercise of outstanding options, of which 105,441 are exercisable of July 31, 2002.

(2)      Includes 55,276 shares issuable on exercise of outstanding options.

(3)      Includes 55,276 shares issuable on exercise of outstanding options.

(4) Includes 279,166 shares of Common Stock held in the name of partnerships and 41,944 shares of Common Stock issuable on exercise of outstanding options. Also includes 621,063 shares issuable on conversion of Series AA Preferred Stock and 744,449 shares issuable on conversion of Series BB Preferred Stock held in the name of partnerships, which shares represent 100% of the outstanding shares of each of the Series AA Preferred and Series BB Preferred Stock.

(5)      Includes 51,943 shares issuable on exercise of outstanding options.

(6)      Includes the shares identified in footnotes (1) through (5) above.

PROPOSAL 1 -- ELECTION OF DIRECTORS

         Each of the five directors to be elected will hold office until the next annual meeting of the shareholders or until a successor shall be elected and qualified. The following individuals are proposed for election:

Name                            Age       Principal Occupation
----                            ---       --------------------

William P. Horgan*              54        Chairman of the Board of Directors,
                                          Chief Executive Officer and Director

Bernard I. Grosser, MD*         73        Director

Michael D. Kaufman**            61        Director

Helen C. Leong*                 74        Director

Robert Marx*                    71        Director

         --------------------

 * Nominee  to be  voted  on by the  holders  of  Common  Stock  and  Series  BB
   Preferred.

** Nominee to be voted on by the holders of Series AA Preferred Stock.

         William P. Horgan was appointed Chairman of the Board in November 1996 after serving as President, Chief Executive Officer and Director since January 1994, when he joined the Company. From May 1992 to January 1994, he served as Chief Financial and Administrative Officer of Geobiotics, Inc., a biotechnology-based development stage company.

         Bernard I. Grosser, MD has served as a Director since March 1992. Dr. Grosser is Chairman of the Department of Psychiatry at the University of Utah and has served in that capacity since 1982. Dr. Grosser has conducted extensive research related to hormonal target areas of the brain.

         Michael D. Kaufman, a Director since August 1997, is Managing General Partner of MK Global Ventures, a firm he founded in 1987. Prior to 1987, Mr. Kaufman spent six years as a General Partner of Oak Investment Partners, where he was involved in the formation of numerous technology companies. He has served as founding investor and director of Businessland, Concerto Software, Katun, Easel, Ekco, Interlan and Zycad, among others. Prior to becoming a Partner of Oak Investment Partners, Mr. Kaufman was President and COO of Centronics Data Corporation, a $150 million NYSE-listed manufacturer of computer-related printing devices. Mr. Kaufman currently serves on the Board of Directors of Concerto Software, Syntellect, Asante Technologies, and DISC, whose shares of stock are registered under the Exchange Act. He also serves as a director of several other privately-held companies.

         Helen C. Leong has served as a Director since April 1993. Mrs. Leong is and has been for more than five years the managing partner of Leong Ventures, which makes investments in the areas of biogenetics and health-oriented technologies. She is a general partner of CLW Associates, which specializes in real estate and start-up businesses in consumer fields. Mrs. Leong is also a founder of Mid-Peninsula Bank of Palo Alto where she has served as a director since 1988.

         Robert Marx has served as a Director since October 1994. Mr. Marx was the founder and Co-Chief Executive Officer of Gildamarx Incorporated, a firm specializing in designing and manufacturing exercise apparel and products for active lifestyles from 1979 until the sale of the company in 1996. He is a past member of the Executive Committee of the Sports Apparel Products Council and the Board of Directors of the California

Manufacturers Association, and a member of the Executive Committee of the Board of Governors of the City of Hope.

         There are no family relationships among directors or executive officers of the Company.

Required Vote

         The nominee receiving the highest number of affirmative votes of the Series AA Preferred Stock and the four other nominees receiving the highest number of affirmative votes of the Common Stock and Series BB Preferred Stock present or represented and entitled to be voted for them will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

Board Compensation

         Directors currently are not compensated for attending Board meetings, but are reimbursed for their reasonable expenses incurred in attendance. The Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan") provides for the automatic grant of 8,333 shares of Common Stock if a person who is neither an officer nor an employee of the Company and who has not previously been a member of the Board is elected or appointed director. Each such option will become exercisable at the rate of one-twelfth of the number of shares covered by the option each month following the grant date, so long as the individual is serving as a director, with full vesting over one year. In addition, in June of each year, the Company is required to grant to each non-employee director a 10-year Non-Qualified Option to purchase 3,333 shares of the Company's Common Stock at an exercise price equal to the fair market value of Common Stock on the date of the grant. These options will vest one-twelfth per month after the date of grant, as long as the individual is serving as a director, with full vesting over one year. The exercise price of all options granted pursuant to the Directors' Plan is the fair market value of the Company's Common Stock at the time of grant. A total of 145,00 shares are reserved for issuance under the Directors' Plan.

Board Meetings and Committees of the Board

         The  Board  of  Directors   met  six  times  in  2001.   Each  director
participated in at least 75% of the meetings of the Board.

         The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee.

         The Audit Committee of the Board of Directors, whose members are Mr. Kaufman, Dr. Grosser, and Mr. Marx, held one meeting during 2001, with all director members in attendance at such meeting. The Audit Committee's purpose is to consult with the Company's independent auditors concerning their audit plans, the results of the audit, the Company's accounting principles and the adequacy of the Company's general accounting controls.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of Human Pheromone Sciences, Inc. serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of NASDAQ. The committee operates under a written charter adopted by the Board. HPS management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent auditors, Singer Lewak Greenbaum & Goldstein, LLP, are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the U.S.

         In this context and in connection with the audited consolidated financial statements contained in the Company's Annual Report on Form 10-KSB, the Audit Committee:

    o reviewed and discussed the audited consolidated financial statements with the Company's management, including a discussion of the quality of the accounting principles;

    o discussed with Singer Lewak Greenbaum & Goldstein, LLP, the Company's independent auditors, their judgment as to the quality of the Company's accounting principles, as well as certain matters related to the conduct of the audit, as required by Statement of Auditing Standards No. 61, "Communications with Audit Committees";

    o met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting;

    o reviewed the written disclosures required by Independence Standard Board Standard No.1, "Independence Discussions with Audit Committees," discussed with the auditors their independence from the Company, and concluded that the non-audit services performed by Singer Lewak
         Greenbaum & Goldstein, LLP are compatible with maintaining their independence; and

    o instructed the independent auditors that the Committee expects to be advised if there are any subjects that require special attention.

     Based  upon the  Audit  Committee's  discussions  with  management  and the independent accountants, and upon the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-KSB, for filing with the Securities and Exchange Commission.

                                            Audit Committee:

                                            Michael D. Kaufman,
                                            Bernard I. Grosser,
                                            Robert Marx

Relationship with Independent Accountants

         Singer Lewak Greenbaum & Goldstein, LLP was retained as the Company's independent auditors for the year ended December 31, 2001. BDO Seidman LLP had acted as the Company's independent auditors for the previous two years. In accordance with standard policy, both Singer Lewak Greenbaum & Goldstein, LLP and BDO Seidman LLP periodically change the individuals who are responsible for the Company's audit.

         In addition to performing the audit of the Company's consolidated financial statements for the year 2001, Singer Lewak Greenbaum & Goldstein, LLP and BDO Seidman LLP provided various other services during the year. The aggregate fees billed for 2001 are as follows:

             Audit Fees (2001 audit)                              $33,866

             All Other Fees

             Comprising:       Audit-related services             $25,176

                               Non-audit services                 $22,650

         Audit-related services include review of SEC registration statements, issuance of comfort letters and consents, consultations regarding the effects of various accounting transactions and changes in professional standards. Non-audit services include tax consultations and preparation of Federal and State Tax Returns. Neither Singer Lewak Greenbaum & Goldstein, LLP nor BDO Seidman LLP provided any services related to financial information systems design and implementation during 2001.

         As reported on Form 8-K, dated June 15, 2001, the Audit Committee of the Company authorized the termination of BDO Seidman LLP as auditors of the Company effective June 15, 2001. The reports of BDO Seidman LLP on the Company's financial statements for the prior two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2000, and in the subsequent interim period through June 15, 2001, there were no disagreements with BDO Seidman LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman LLP would have caused BDO Seidman LLP to make reference to the matter in their report.

         As reported on Form 8-K, dated June 29, 2001, the Company engaged Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors to replace BDO Seidman LLP.

         The Company does not anticipate that representatives from these firms will be present at the annual meeting.

Compensation Committee

         The Compensation and Stock Option Committee of the Board of Directors, whose members are Mrs. Leong, Dr. Grosser and Mr. Marx, held two meetings during 2001, with all director members in attendance at such meetings. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of the Company and administers various and benefit plans.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation for 2001, 2000 and 1999 of the Chief Executive Officer and each of the other executive officers of the Company whose total salary and bonus for 2001 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                 Annual Compensation            Compensation
                                                 -------------------               Award
                                                                                   -----
                                                                                 Securities
                                                                                 Underlying             Other
      Name and Principal Position              Year              Salary          Options (#)       Compensation(A)
      ---------------------------              ----              ------          -----------       ---------------
William P. Horgan                              2001             $201,096             --                 $18,000
Chairman of the Board and Chief                2000             $193,000           118,000               18,000
Executive Officer                              1999             $193,000             --                   4,500

--------------------

(A) Mr. Horgan was granted an automobile allowance of $18,000 per year, payable semimonthly, in October 1999.

Stock Options Granted in the Fiscal Year Ended December 31, 2001

         The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 2001 to each of the named executive officers. All options were granted under EROX Corporation Stock Option Plan. Options granted under the Plan become exercisable over periods not to exceed four years and expire not more than 10 years from date of grant.

                                          % of Total
                          Number of        Options
                          Securities      Granted to
                          Underlying       Employees     Exercise
                            Options        in Fiscal     Price Per    Expiration
        Name                Granted          Year          Share         Date
--------------------  ----------------  -------------  ------------  -----------

  William P. Horgan                0              0%           --

Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

         The following table sets forth certain information concerning the number of unexercised options held as of December 31, 2001 by the Named Officers.

                           Number of Securities
                          Underlying Unexercised        Value of Unexercised
                                Options at             In-the-Money Options at
                            December 31, 2001             December 31, 2001
           Name         Exercisable/Unexercisable     Exercisable/Unexercisable
           ----         -------------------------     -------------------------
                                   (#)                         ($)(1)
                                   ---                         ---

     William P. Horgan        82,495/68,835                  $ 0 / $ 0

         --------------------

(1) Assuming a stock price of $.22 per share, which was the closing price of a Share of Common Stock reported on the NASDAQ National Market on December 31, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1991, the Company transferred to Pherin Corporation ("Pherin"), a newly formed California corporation, all of the Company's rights to its human pheromone technology for use other than in the consumer products field, together with $2 million in cash, in exchange for all of the stock of Pherin. Upon approval by its shareholders at the Annual Meeting, held in August 1991, the Company distributed to its shareholders all of the stock of Pherin. Certain stockholders identified under "Principal Stockholders" above are also stockholders of Pherin.


         HPS and Pherin have been parties to a research and development agreement and a supply agreement since 1996. In 2001 under the R & D agreement, HPSI paid to Pherin $250,000 for research and development services. As a result of the initial third party supply agreement entered into in December 1998, the Company required significantly more production of the synthesized human pheromones than were needed in the past. In January 1999, HPS and Pherin contracted with two independent laboratories to manufacture kilogram quantities of the synthesized human pheromones under the direction of scientists working on behalf of the Company and Pherin. One of these laboratories was capable of supplying all of the pheromone needs of the Company in the year 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's directors and executive officers, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership (Form
3) and changes in ownership of such stock (Forms 4 and 5).

         To the Company's knowledge, based solely upon review of the copies of such reports and certain representations furnished to it, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the year ended December 31, 2001.

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION CHANGING THE ORIGINAL ISSUE PRICE AND CONVERSION PRICE OF THE SERIES BB PREFERRED STOCK

Introduction

         The Board has approved, and the shareholders of the Company are now being asked to approve, a Certificate of Amendment to the Amended and Restated Articles of Incorporation (the "Certificate of Amendment") to change the conversion price and original issue price applicable to the Series BB Preferred Stock. Proposal 2 will have no effect on the conversion rate of the Series AA Preferred Stock. The Certificate of Amendment will become effective only after it is approved by the shareholders of the Company, upon filing with the Secretary of State of the State of California. The text of the proposed Certificate of Amendment is attached to this Proxy Statement as Exhibit A.

Purpose of the Proposal

         In April 1999, the Company effected a three to one reverse stock split of its Common Stock, and adjusted the terms and conditions of the Series AA and Series BB Preferred Stock to take this stock split into account. After this date, some 5,065 additional shares of Series BB Preferred Stock were sold to entities related to Michael Kaufman. The Company sold those shares to Mr. Kaufman's affiliates with the mutual understanding that a formula would apply to the conversion of Series BB Preferred Stock into Common Stock of the Company that was different from that which was actually applicable. The price at which these shares were sold was based on the number of shares of Common Stock into which the parties believed they were convertible, according to the agreed formula, and the market price of Common Stock of the Company at the time. The difference between the understanding of the parties and the actual effect of the Articles of Incorporation has come to light recently.

         Mr. Kaufman's affiliates hold all the presently outstanding shares of Series BB Preferred Stock of the Company (17,448 shares). According to the understanding between the Company and the purchasers of Series BB Preferred Stock, the outstanding shares of Series BB Preferred Stock of the Company would convert, as of March 31, 2002, into 1,099,711 shares of Common Stock of the Company. Under the Articles of Incorporation, the Series BB Preferred Stock would, as of March 31, 2002, actually convert into 721,184 shares of Common Stock of the Company. The holders of Series BB Preferred Stock and the Company have now agreed to a modification of the conversion formula which would result in the conversion, as of March 31, 2002, of the outstanding Series BB Preferred Stock of the Company into 1,100,634 shares of Common Stock of the Company.

         The changes in the terms of the Series BB Preferred Stock contemplated by Proposal 2 are a decrease in the initial Series BB Conversion Price (as defined in the Articles of Incorporation) from $3.00 to $1.98 and a change to the Series BB Original Issue Price (as defined in the Articles of Incorporation), which according to the current Articles of Incorporation increases by $2.00 every quarter beginning on April 1, 1999, to a quarterly increase of $2.075 after that date. As a result, rather than increasing by $8.00 per year after April 1, 1999, the Series BB Original Issue Price will increase by $8.30 per year after that date.

         The combined effect of these changes is to increase the number of shares of Common Stock of the Company into which each share of Series BB Preferred Stock is convertible to reflect the original understanding of the Company and the purchasers of Series BB Preferred Stock. For comparison purposes, as of March 31, 2002, the outstanding shares of Series BB Preferred Stock, which would be convertible into 721,184 shares of Common Stock under the Articles of Incorporation, would become convertible into 1,100,634 shares of Common Stock if the proposed amendment is adopted, an amount approximately equal to the parties' original understanding. In addition, each year the number of shares of Common Stock into which the Series BB Preferred Stock will be convertible will increase by 73,141 shares, a number substantially the same as contemplated in the parties' original understanding.

Required Vote

         Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of Common Stock, Series AA and Series BB Preferred Stock, each voting as a separate class. Consequently, abstentions and non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDED AND RESTATED ARTICLES OF INCORPORATION

WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the reporting requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any material we file with the Securities and Exchange Commission at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

         1. Human Pheromone Sciences, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001; and

         2. Human Pheromone Sciences, Inc.'s Quarterly Reports on Form 10-QSB for the fiscal quarter ended March 31, 2002.

         We are also incorporating by reference additional documents that we may file with the SEC between the date of this document and the date of the Special Meeting.

         You can obtain copies of our Annual Report as well as any of the other incorporated documents by contacting us. We will send you the documents incorporated by reference without charge.

         Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the following:
William P. Horgan, Human Pheromone Sciences, Inc., 84 West Santa Clara Street, Suite 720, San Jose, California 95113, Telephone: (408) 938-3030.

         If you would like to request documents from us, including any documents we may subsequently file with the SEC before the meeting, please do so by August 15, 2002 so that you will receive them before the meeting.

OTHER BUSINESS

         The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSAL

         Under the rules of the Securities and Exchange Commission, shareholders who wish to submit proposals for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2003 must submit such proposals so as to be received by the Company at 84 West Santa Clara Street, Suite 720, San Jose, California 95113 not later than March 17, 2003.

                       BY ORDER OF THE BOARD OF DIRECTORS


                           Julian N. Stern, Secretary


San Jose, California
July 8, 2002


                                    IMPORTANT

         You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are earnestly requested to sign and return the accompanying proxy in the enclosed envelope.

                                   Appendix A

                            CERTIFICATE OF AMENDMENT
                           OF THE AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                         HUMAN PHEROMONE SCIENCES, INC.

         William P. Horgan and Greg Fredrick hereby certify as follows:

         1. They are the Chief Executive Officer and Assistant Secretary, respectively, of Human Pheromone Sciences, Inc., a California corporation (the "Company");

         2. Section 5(a)(i) of Article III of the Amended and Restated Articles of Incorporation of the Company is amended and restated as follows:

                  "Each share of Series AA Preferred and Series BB Preferred shall be convertible, at the option of the holder thereof at any time after the Original Issue Date of such share, into such number of fully paid and nonassessable shares of Common as is determined by dividing the Series AA Original Issue Price or the Series BB Original Issue Price, as the case may be (as adjusted pursuant to Section 5(a)(ii) or (iii) below) by the then applicable Series AA Conversion Price or Series BB Conversion Price, respectively, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion of the Series AA Preferred (the "Series AA Conversion Price") shall initially be $4.50 per share of Common and the price at which shares of Common shall be deliverable upon conversion of the Series BB Preferred (the "Series BB Conversion Price") shall initially be $1.98 per share of Common. Such initial Series AA Conversion Price and initial Series BB Conversion Price shall be subject to adjustment as hereinafter provided."

         3. Section 5(a)(iii) of Article III of the Amended and Restated Articles of Incorporation of the Company is amended and restated as follows:

                  "In addition to any other adjustment provided for herein, the Series BB Original Issue Price shall be increased on each January 1, April 1, July 1 and October 1, beginning April 1, 1999, by an amount equal to $2.075, such that the Series BB Original Issue Price shall increase by $8.30 per share each year."

         4. The foregoing amendments of the Amended and Restated Articles of Incorporation have been duly approved by the board of directors of the Company.

         5. The foregoing amendments of the Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders of the Company in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of common stock of the Company is 3,429,839 shares. There are 1,433,333 shares of Series AA Preferred Stock of the Company and
17,448 shares of Series BB Preferred Stock of the Company outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required for each class of stock. The percentage vote required was more than 50% of the outstanding shares of the Company, as well as more than 50% of the outstanding shares of Common Stock, Series AA Preferred Stock and Series BB Preferred Stock, voting separately as a class.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed this ____ day of August, 2002.


                               ---------------------------------------------
                               William P. Horgan, Chief Executive Officer


                               ---------------------------------------------
                               Greg Fredrick, Assistant Secretary